UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE l4A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule l4a-l2

CINEVERSE CORP.

(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CINEVERSE CORP.

PROXY STATEMENT

AMENDMENT NO. 1

2023 ANNUAL MEETING OF STOCKHOLDERS

December 8, 2023

On October 27, 2023, Cineverse Corp. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with respect to its 2023 Annual Meeting of Stockholders scheduled for December 8, 2023.

This Amendment No. 1 to the Proxy Statement is filed solely to amend the first sentence of the second paragraph of Proposal One – Election of Directors. The amended sentence reads:

“The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting in accordance with our by-laws.”

Except as expressly noted above, this Amendment No. 1 does not modify or update in any way disclosures made in the Proxy Statement. Accordingly, this Amendment No. 1 should be read in conjunction with the Proxy Statement.